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                                                                    Exhibit 21.1

                              List of Subsidiaries

Name                                                 State of Incorporation
----                                                 ----------------------
WGJ Deserts and Cafes, Inc.                                 New York

Batter-Bake Chatterley Inc.                                New Jersey

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